Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HI-CRUSH PARTNERS LP

This Certificate of Limited Partnership, dated May 7, 2012, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.        Name. The name of the Partnership is “Hi-Crush Partners LP”.

2.        Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3.        General Partner. The name and the business, residence or mailing address of the general partner are:

Hi-Crush GP LLC

Three Riverway, Suite 1550

Houston, Texas 77056

EXECUTED as of the date written first above.

HI-CRUSH PARTNERS LP

By:	Hi-Crush GP LLC, its general partner

By:	/s/ Robert E. Rasmus
	Name:	Robert E. Rasmus
	Title:	Authorized Person